Exhibit 10.2

SIXTH AMENDMENT TO LEASE

This Sixth Amendment to Lease (this “Sixth Amendment”) is made and entered into effective as of September 6, 2023, which is the date that this Sixth Amendment has been fully executed by all of those persons required to sign it (the “Effective Date”), by and between De Anza Enterprises LLC, a California limited liability company (“Landlord”), and DURECT Corporation, a Delaware corporation (“Tenant”), with respect to the following facts:

R E C I T A L S:

A.
On or about February 18, 1999, De Anza Enterprises, Ltd., a joint venture of Hover Family Trust, Sarah T. Behel, Julia G. Hover Smoot, David H. Hover, Teresa Korol, and Johnson Family Trust (the “Joint Venture”), entered into that certain Modified Net Single Tenant Lease Agreement (the “Original Lease”) with Tenant with respect to the lease of that certain real property and improvements thereon commonly known as 10240 Bubb Road, Cupertino, California, as more particularly described in the Original Lease (the “Premises”).

B.
On or about February 18, 2004, the Joint Venture and Tenant entered into that certain Amendment to Lease Agreement with respect to the lease of the Premises (the “First Amendment”); on or about August 6, 2009, the Joint Venture and Tenant entered into that certain Second Amendment to Lease with respect to the lease of the Premises (the “Second Amendment”); on or about December 21, 2010, the Joint Venture and Tenant entered into that certain Third Amendment to Lease with respect to the lease of the Premises (the “Third Amendment”); on or about August 20, 2013, the Joint Venture and Tenant entered into that certain Fourth Amendment to Lease with respect to the lease of the Premises (the “Fourth Amendment”) on or about August 15, 2018, the Joint Venture and Tenant entered into that certain Fifth Amendment to Lease with respect to the lease of the Premises (the “Fifth Amendment”). The Original Lease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, and the Fifth Amendment are referred to herein collectively as the “Lease.”

C.
The Joint Venture was Landlord’s predecessor in interest as the owner of the Premises and landlord under the Lease.

D.
All capitalized terms used in this Sixth Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

E.
Landlord and Tenant have now agreed to amend the Lease to extend the Extension Term and to make such other changes to the Lease upon the terms and conditions as described herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.
Extension of Expiration Date; Affirmation of Option. The parties acknowledge that Section 1 of the Fifth Amendment provides that the Extension Term shall expire on February 19, 2024 (the “Expiration Date”). The parties further acknowledge that Section 2 of the Fourth Amendment grants Tenant an Option, which allows Tenant to further extend the term of the Lease beyond the Expiration Date for an additional five (5) year period, which is subject to the terms and conditions set forth in Section 35 of the Original Lease, and which shall be treated as the Second Renewal Term under Section 35 of the Original Lease. The parties further acknowledge that Section 1 of the Fifth Amendment affirmed the Option granted in Section 2 of the Fourth Amendment and provided for the Option to remain exercisable as provided under the terms and conditions of the Lease. The parties further acknowledge that, pursuant to Section 35 of the Original Lease, the Option for the Second Renewal Term shall be exercised by Tenant giving Landlord written notice of its intention to do so at least one hundred eighty (180) days before the end of First Renewal Term, which the parties agree for purposes of this Sixth Amendment shall mean the Expiration Date. The parties further acknowledge that the date that is one hundred eighty (180) days before the Expiration Date (without regard for any modifications made pursuant to this Section 1 of the Sixth Amendment) is August 23, 2023. Based on the foregoing facts, the parties hereby agree that, as of the Effective Date, the Expiration Date is hereby extended for an additional three (3) year period (the “New Extension Term”), to February 19, 2027, and the Option granted to Tenant for a Second Renewal Term pursuant to Section 35 of the Original Lease, as modified by the provisions of Section 2 of the Fourth Amendment, Section 1 of the Fifth Amendment, and this Section 1 of the Sixth Amendment, shall remain exercisable as provided under the terms and conditions of the Lease by Tenant giving Landlord written notice of its intention to do so on or before August 23, 2026. For the avoidance of doubt, provided that Tenant gives Landlord written notice of its intention to exercise the Option for the Second Renewal Term on or before August 23, 2026, and is not in default of any of the terms and conditions of the Lease, the Second Renewal Term shall extend from February 20, 2027 through February 19, 2032.

2.
Base Monthly Rental for the New Extension Term. The parties hereby agree that the Lease is hereby further amended so that, commencing on the first day of the New Extension Term, the monthly rent for the Premises and the Service Yards (the “Rent”) shall be payable as follows:

Months of Term Calendar Period Rent

01 – 02 2/20/2024 - 4/19/2024 $70,095.00

03 – 12 4/20/2024 - 2/19/2025 $93,460.00

13 – 24 2/20/2025 - 2/19/2026 $96,263.80

25 – 36 2/20/2026 - 2/19/2027 $99,151.71

3.
Tenant Improvements. Landlord hereby grants its consent to the below improvements, subject to the approval of drawings, specifications, contracts, contractors, performance, and payment bonds pursuant to Section 12 of the Original Lease. Upon Landlord’s approval, the below improvements shall be performed, managed, and paid for solely by Tenant: a. Installation of an exterior facilities structure for materials storage consistent with descriptions attached as Exhibit “A”.

b. Installation of additional fume hoods within labs consistent with descriptions attached as Exhibit “A”.

4.
Premises Improvements. The parties agree that Landlord shall replace the flooring, countertops, and backsplashes in the lunchroom of the Premises, all at Landlord’s sole cost and expense; the details of the performance of this replacement work shall be at Landlord’s sole discretion.

5.
Representation; Brokerage Commissions. With regard to the negotiation of the terms of this Sixth Amendment, the parties acknowledge that Tenant has been represented by Joe Elliott and Colliers International (“Tenant’s Broker”), and that Landlord has been represented by Daniel S. Gonzales, Esq., and the law firm of Ferrari Ottoboni Caputo & Wunderling. The parties further acknowledge that Landlord shall be responsible for the payment of its own attorneys’ fees in the negotiation of the terms of this Sixth Amendment. The parties agree that Landlord shall pay a commission of 1 ½% of the value of the New Extension Term to Tenant’s Broker pursuant to the terms and conditions of a separate agreement between Landlord and Tenant’s Broker.

6.
Miscellaneous.

a.
Conflicts. Notwithstanding anything to the contrary in the Lease, in the event of a conflict or inconsistency between the terms of the Lease and the terms and conditions of this Sixth Amendment, the terms and conditions set forth in this Sixth Amendment shall control and shall be deemed to supersede the printed terms of the Lease. Whether or not specifically amended by this Sixth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Sixth Amendment.

b.
Ratification. Except as expressly amended and/or modified by this Sixth Amendment, the terms and provisions of the Lease are hereby ratified, confirmed, and shall remain unmodified and in full force and effect.

c.
Authority. The individuals signing this Sixth Amendment on behalf of each party represent and warrant that such individual has the authority under the company’s governing documents to execute and deliver this Sixth Amendment in the name of and on behalf of the company.

d.
Successors and Assigns. The Lease, as amended hereby, shall apply to and bind Landlord and Tenant and their respective successors and assigns.

e.
Multiple Counterparts. This Sixth Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute together one and the same instrument. In order to facilitate the agreements contemplated by this Sixth Amendment, signatures transmitted by facsimile or via e-mail in a “PDF” format may be used in place of original signatures. Each party intends to be bound by such party’s facsimile or “PDF” format signature on this Sixth Amendment, is aware that the other parties are relying on such party’s facsimile or “PDF” format signature, and hereby waives any defenses to the enforcement of this Sixth Amendment based upon the form of signature.

LANDLORD: De Anza Enterprises LLC, a California limited liability company By: /s/ Salley Behel Name Printed: Sally Behel Its: Physician Date: 9/5/2023	TENANT: DURECT Corporation, a Delaware corporation By: /s/ Tim Papp Name Printed: Tim Papp Its: Chief Financial Officer Date: 9/5/2023